FINANCE OF AMERICA REPORTS THIRD QUARTER 2024 RESULTS
– $8.48 in basic earnings per share or $204 million of net income from continuing operations for the quarter –
– $0.67 in adjusted earnings per share or $15 million of adjusted net income for the quarter –
– Adjusted EBITDA for the quarter of $32 million –

Plano, Texas (November 6, 2024): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Highlights(1)
•Net income from continuing operations of $204 million or $8.48 basic earnings per share for the quarter.
•Adjusted net income(2) of $15 million or $0.67 adjusted earnings per share for the quarter.
•The third quarter 2024 marks the fifth consecutive quarter of improved operating performance on an adjusted net basis.
•Adjusted EBITDA(2) of $32 million for the quarter.
•Book equity increased to $456 million as of September 30, 2024, or nearly $20 per fully diluted share.
•The Company completed its reverse stock split on July 25, 2024, bringing it back into compliance with NYSE continued listing standards.
•The Company successfully closed its exchange offer on October 31, 2024 with participation from holders of nearly 98% of senior unsecured notes.
(1) The financial information presented in the highlights is for the Company’s continuing operations.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “We’re very pleased with this quarter’s results, which exceeded our volume guidance and delivered strong GAAP earnings performance along with a return to profitability in adjusted net income. We continue to focus on our strategic initiatives, and now with a stronger balance sheet, are well-positioned for continued growth.”

(unaudited)
Third Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q3'24	Q2'24	Q3'24 vs Q2'24	Q3'23	Q3'24 vs Q3'23	YTD 2024	YTD 2023	2024 vs 2023
Funded volume	$513	$447	15%	$512	—%	$1,384	$1,315	5%
Total revenues	290	79	267%	(70)	514%	444	(41)	1183%
Total expenses and other, net	82	83	(1)%	102	(20)%	255	296	(14)%
Pre-tax income (loss) from continuing operations	208	(4)	5300%	(173)	220%	189	(338)	156%
Net income (loss) from continuing operations	204	(5)	4180%	(172)	219%	183	(338)	154%
Adjusted net income (loss)(1)	15	—	N/A	(24)	163%	9	(64)	114%
Adjusted EBITDA(1)	32	10	220%	(23)	239%	42	(59)	171%
Basic earnings (loss) per share	$8.48	$(0.20)	4340%	$(7.36)	215%	$7.80	$(15.72)	150%
Diluted earnings (loss) per share(2)	$7.50	$(0.29)	2686%	$(7.36)	202%	$6.65	$(15.72)	142%
Adjusted earnings (loss) per share(1)	$0.67	$—	N/A	$(1.03)	165%	$0.38	$(2.95)	113%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated on an if-converted basis except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)	September 30,	June 30,	Variance (%)
	2024	2024	Q3'24 vs Q2'24
Cash and cash equivalents	$44	$47	(6)%
Securitized loans held for investment (HMBS & nonrecourse)	27,619	26,614	4%
Total assets	28,950	27,974	3%
Total liabilities	28,494	27,723	3%
Total equity	456	251	82%

•Total equity increased from $251 million to $456 million, reflecting enhanced operational performance and positive fair value adjustments on the Company’s retained interests in securitizations resulting from improving market inputs and model assumptions.
•Additionally, tangible net worth increased from $16 million as of June 30, 2024 to $231 million as of September 30, 2024.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'24	Q2'24	Q3'24 vs Q2'24	Q3'23	Q3'24 vs Q3'23	YTD 2024	YTD 2023	2024 vs 2023
Funded volume	$513	$447	15%	$512	—%	$1,384	$1,315	5%
Total revenue	64	47	36%	40	60%	157	107	47%
Pre-tax income (loss)	16	(2)	900%	(20)	180%	10	(47)	121%
Adjusted net income (loss)(1)	19	7	171%	(6)	417%	30	(10)	400%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $16 million and adjusted net income of $19 million as a result of increased volumes and improved margins.
•Compared to the third quarter 2023, total revenue increased by 60% primarily due to an increase in revenue margin and funded volume, which led to a 180% improvement in pre-tax income and a 417% improvement in adjusted net income.
•Total expenses decreased significantly from the third quarter 2023 from $60 million to $49 million as the business completed the integration of the retail platform and streamlined business operations.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'24	Q2'24	Q3'24 vs Q2'24	Q3'23	Q3'24 vs Q3'23	YTD 2024	YTD 2023	2024 vs 2023
Assets under management	$28,659	$27,655	4%	$26,023	10%	$28,659	$26,023	10%
Assets excluding HMBS and nonrecourse obligations	1,830	1,624	13%	1,232	49%	1,830	1,232	49%
Total revenue	235	41	473%	(103)	328%	313	(125)	350%
Pre-tax income (loss)	217	22	886%	(124)	275%	253	(193)	231%
Adjusted net income(1)	12	12	—%	1	1100%	30	7	329%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $217 million, an improvement against the prior quarter and third quarter 2023 primarily due to positive fair value adjustments of retained interests in securitizations, resulting from market inputs and model assumptions.
•Adjusted net income during the third quarter totaled $12 million, flat to the prior quarter and an increase of $11 million year over year, primarily driven by an increase in accreted yield on the Company’s residual interests.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	September 30, 2024	June 30, 2024
ASSETS
Cash and cash equivalents	$44,258	$46,509
Restricted cash	176,105	200,104
Loans held for investment, subject to HMBS related obligations, at fair value	18,521,337	18,196,092
Loans held for investment, subject to nonrecourse debt, at fair value	9,097,369	8,418,195
Loans held for investment, at fair value	703,356	677,726
Intangible assets, net	225,639	234,936
Other assets, net	178,493	196,134
Assets of discontinued operations	3,827	4,658
TOTAL ASSETS	$28,950,384	$27,974,354

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,292,043	$17,980,232
Nonrecourse debt, at fair value	8,537,119	8,050,708
Other financing lines of credit	1,054,568	1,073,844
Notes payable, net (includes amounts due to related parties of $84,630 and $84,630, respectively)	435,744	442,971
Payables and other liabilities	160,869	157,273
Liabilities of discontinued operations	13,585	18,029
TOTAL LIABILITIES	28,493,928	27,723,057

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 10,351,652 and 10,344,043 shares issued, respectively, and 9,925,802 and 9,918,193 shares outstanding, respectively	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	953,023	951,535
Accumulated deficit	(639,807)	(724,010)
Accumulated other comprehensive loss	(273)	(296)
Noncontrolling interest	143,512	24,067
TOTAL EQUITY	456,456	251,297
TOTAL LIABILITIES AND EQUITY	$28,950,384	$27,974,354

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q3'24	Q2'24	Q3'23	YTD 2024	YTD 2023
PORTFOLIO INTEREST INCOME
Interest income	$489,900	$478,091	$443,999	$1,431,970	$1,169,624
Interest expense	(426,839)	(412,618)	(372,459)	(1,233,261)	(970,428)
NET PORTFOLIO INTEREST INCOME	63,061	65,473	71,540	198,709	199,196

OTHER INCOME (EXPENSE)
Net origination gains	57,216	40,260	31,376	137,133	88,777
Gain on securitization of HECM tails, net	10,560	11,031	7,100	32,317	17,095
Fair value changes from model amortization	(43,753)	(47,813)	(56,882)	(149,174)	(162,386)
Fair value changes from market inputs or model assumptions	204,154	11,260	(122,449)	228,976	(172,168)
Net fair value changes on loans and related obligations	228,177	14,738	(140,855)	249,252	(228,682)
Fee income	8,054	7,880	13,201	22,170	33,377
Gain (loss) on sale and other income from loans held for sale, net	—	216	(6,984)	302	(23,464)
Non-funding interest expense, net	(9,219)	(9,268)	(7,342)	(26,639)	(21,909)
NET OTHER INCOME (EXPENSE)	227,012	13,566	(141,980)	245,085	(240,678)

TOTAL REVENUES	290,073	79,039	(70,440)	443,794	(41,482)

EXPENSES
Salaries, benefits, and related expenses	31,083	35,053	48,557	105,159	140,469
Loan production and portfolio related expenses	6,946	5,662	6,370	21,221	21,296
Loan servicing expenses	7,772	7,632	8,000	23,622	23,274
Marketing and advertising expenses	10,325	10,706	11,491	29,543	22,166
Depreciation and amortization	9,777	9,753	9,954	29,208	32,431
General and administrative expenses	14,405	16,241	21,054	47,917	59,572
TOTAL EXPENSES	80,308	85,047	105,426	256,670	299,208
IMPAIRMENT OF OTHER ASSETS	—	—	(558)	(600)	(558)
OTHER, NET	(1,592)	2,240	3,853	2,101	2,852
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	208,173	(3,768)	(172,571)	188,625	(338,396)
Provision (benefit) for income taxes from continuing operations	4,425	1,153	(103)	5,578	(786)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	203,748	(4,921)	(172,468)	183,047	(337,610)
NET LOSS FROM DISCONTINUED OPERATIONS	—	(203)	(2,464)	(4,727)	(45,211)
NET INCOME (LOSS)	203,748	(5,124)	(174,932)	178,320	(382,821)
Noncontrolling interest	119,545	(3,035)	(109,569)	103,744	(241,372)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$84,203	$(2,089)	$(65,363)	$74,576	$(141,449)

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	9,924,671	9,898,182	8,772,623	9,824,171	7,980,449
Basic earnings (loss) per share from continuing operations	$8.48	$(0.20)	$(7.36)	$7.80	$(15.72)
Basic earnings (loss) per share	$8.48	$(0.21)	$(7.45)	$7.59	$(17.72)
Diluted weighted average shares outstanding	23,159,304	23,084,189	8,772,623	23,062,616	7,980,449
Diluted earnings (loss) per share from continuing operations	$7.50	$(0.29)	$(7.36)	$6.65	$(15.72)
Diluted earnings (loss) per share	$7.50	$(0.30)	$(7.45)	$6.47	$(17.72)

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q3'24	Q2'24	Q3'23	YTD 2024	YTD 2023
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$204	$(5)	$(172)	$183	$(338)
Add back: (Provision) benefit for income taxes	(4)	(1)	1	(6)	1
Net income (loss) from continuing operations before taxes	208	(4)	(173)	189	(338)
Adjustments for:
Changes in fair value(2)	(198)	(8)	120	(216)	197
Amortization or impairment of intangibles and impairment of other assets(3)	9	9	9	28	28
Equity-based compensation(4)	2	1	5	7	14
Certain non-recurring costs(5)	—	2	6	4	12
Adjusted net income (loss) before taxes	21	—	(32)	12	(86)
Benefit (provision) for income taxes(6)	(6)	—	8	(4)	23
Adjusted net income (loss)	15	—	(24)	9	(64)
Provision (benefit) for income taxes(6)	6	—	(8)	4	(23)
Depreciation	—	—	1	1	5
Interest expense on non-funding debt	10	10	8	28	23
Adjusted EBITDA	$32	$10	$(23)	$42	$(59)

($ amounts in millions except shares and $ per share)	Q3'24	Q2'24	Q3'23	YTD 2024	YTD 2023
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$84	$(2)	$(65)	$77	$(125)
Weighted average outstanding share count	9,924,671	9,898,182	8,772,623	9,824,171	7,980,449
Basic earnings (loss) per share from continuing operations	$8.48	$(0.20)	$(7.36)	$7.80	$(15.72)
If-converted method net income (loss) from continuing operations	$174	$(7)	$(65)	$153	$(125)
Weighted average diluted share count	23,159,304	23,084,189	8,772,623	23,062,616	7,980,449
Diluted earnings (loss) per share from continuing operations(7)	$7.50	$(0.29)	$(7.36)	$6.65	$(15.72)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$15	$—	$(24)	$9	$(64)
Weighted average share count	23,159,304	23,084,189	22,916,628	23,062,616	21,559,717
Adjusted earnings (loss) per share	$0.67	$—	$(1.03)	$0.38	$(2.95)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all non-cash equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement Restricted Stock Units (“RSUs”) and Earnout Right RSUs were included in our

(unaudited)
adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss decreased $1 million for the three months ended June 30, 2024 and $1 million and $2 million for the three and nine months ended September 30, 2023, respectively, from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.05 for the three months ended June 30, 2024 and $0.05 and $0.13 for the three and nine months ended September 30, 2023, respectively, from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Pro-forma income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Calculated on an if-converted basis except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended September 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$16	$217	$(24)	$208
Adjustments for:
Changes in fair value(2)	—	(200)	2	(198)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	1	2
Adjusted net income (loss) before taxes	$25	$17	$(21)	$21
Provision (benefit) for income taxes(6)	7	4	(5)	6
Adjusted net income (loss)	$19	$12	$(16)	$15
Weighted average share count	23,159,304	23,159,304	23,159,304	23,159,304
Adjusted earnings (loss) per share	$0.81	$0.53	$(0.67)	$0.67

For the three months ended June 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(2)	$22	$(24)	$(4)
Adjustments for:
Changes in fair value(2)	—	(6)	(2)	(8)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	1	1
Certain non-recurring costs(5)	1	—	1	2
Adjusted net income (loss) before taxes	$9	$16	$(24)	$—
Provision (benefit) for income taxes(6)	2	4	(6)	—
Adjusted net income (loss)	$7	$12	$(18)	$—
Weighted average share count	23,084,189	23,084,189	23,084,189	23,084,189
Adjusted earnings (loss) per share	$0.27	$0.52	$(0.77)	$—

(unaudited)

For the three months ended September 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(20)	$(124)	$(28)	$(173)
Adjustments for:
Changes in fair value(2)	—	124	(4)	120
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	1	1	3	5
Certain non-recurring costs(5)	1	—	4	6
Adjusted net income (loss) before taxes	$(8)	$1	$(24)	$(32)
Benefit for income taxes(6)	(2)	—	(6)	(8)
Adjusted net income (loss)	$(6)	$1	$(18)	$(24)
Weighted average share count	22,916,628	22,916,628	22,916,628	22,916,628
Adjusted earnings (loss) per share	$(0.26)	$0.04	$(0.80)	$(1.03)

For the nine months ended September 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$253	$(74)	$189
Adjustments for:
Changes in fair value(2)	—	(214)	(2)	(216)
Amortization or impairment of intangibles and impairment of other assets(3)	28	—	1	28
Equity-based compensation(4)	1	1	6	7
Certain non-recurring costs(5)	1	—	2	4
Adjusted net income (loss) before taxes	$41	$40	$(68)	$12
Provision (benefit) for income taxes(6)	11	11	(18)	4
Adjusted net income (loss)	$30	$30	$(51)	$9
Weighted average share count	23,062,616	23,062,616	23,062,616	23,062,616
Adjusted earnings (loss) per share	$1.30	$1.28	$(2.20)	$0.38

(unaudited)

For the nine months ended September 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(47)	$(193)	$(98)	$(338)
Adjustments for:
Changes in fair value(2)	—	200	(3)	197
Amortization or impairment of intangibles and impairment of other assets(3)	28	—	—	28
Equity-based compensation(4)	3	1	10	14
Certain non-recurring costs(5)	3	1	8	12
Adjusted net income (loss) before taxes	$(13)	$9	$(83)	$(86)
Provision (benefit) for income taxes(6)	(3)	2	(22)	(23)
Adjusted net income (loss)	$(10)	$7	$(61)	$(64)
Weighted average share count	21,559,717	21,559,717	21,559,717	21,559,717
Adjusted earnings (loss) per share	$(0.43)	$0.30	$(2.82)	$(2.95)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all non-cash equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement RSUs and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Pro-forma income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.

Webcast and Conference Call
Management will host a webcast and conference call on Wednesday, November 6th at 5:00 pm Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2024. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call until November 20, 2024. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit www.financeofamericacompanies.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to manage the unique challenges presented by operating as a modern retirement solutions platform rather than a vertically-integrated, diversified lending and complementary services platform due to the transformation of our business; our ability to successfully operate the recently integrated lending platform that we acquired from American Advisors Group in March 2023 and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to resume profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our use of estimates in measuring or determining the fair value of the majority of our financial assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”) and avoid the delisting of our common stock from trading on its exchange; our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company” status under NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted earnings (loss) per share.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.
Change in Non-GAAP Measures
Prior to the third quarter of 2024, the Company’s adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share were adjusted for equity-based compensation for only the Replacement Restricted RSUs and Earnout Right RSUs. Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all non-cash equity-based compensation in the aforementioned non-GAAP measures. As a result of the change, prior period amounts have been recast to reflect the updated presentation.
Subsequent to granting the Replacement RSUs and Earnout Right RSUs, the Company has granted other equity-based awards. As these awards are non-cash expenses that are not directly correlated with operating results, the Company believes that analysts, investors, and other users of the financial statements may find this change beneficial when analyzing our operating performance and comparability to peers.
Adjusted Net Income (Loss)
We define adjusted net income (loss) as consolidated net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations (including earnouts and Tax Receivable Agreements (“TRA”) obligation), contingent earnout, warrant liability, and minority investments.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.

5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Pro-forma income tax benefit (provision) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Change in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations (including earnouts and TRA obligation), contingent earnout, warrant liability, and minority investments.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt
We evaluate the performance of our company and segments through the use of adjusted EBITDA as a non-GAAP measure. Management considers adjusted EBITDA important in evaluating the Company as a whole. Adjusted EBITDA is a supplemental metric utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our use of this measure and term may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.

Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) divided by the weighted average outstanding shares, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis and any shares under the treasury stock method.
Analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com